UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 12, 2006

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)	On June 12, 2006, The Progressive Corporation (the “Company”) announced that John P. Sauerland has been appointed as the President of the Company’s Direct Group of Insurance Companies, reporting to Glenn M. Renwick, the Company’s President and CEO. Mr. Sauerland, age 41, has been the General Manager of the Midwest Region of the Company’s Claims Group for more than five (5) years. Mr. Sauerland does not currently have an employment agreement with the Company. His annual salary in his new position will be $300,000 per year, and his target for determining his annual cash bonus under the Company’s 2006 Gainsharing Plan will be 100% of his salary, prorated for 2006 to reflect the partial year in his new position. Mr. Sauerland will receive an award of restricted stock in the near future in the amount of 3,000 of the Company’s Common Shares, which will vest in equal increments on January 1, 2009, 2010 and 2011, subject to the provisions of the Plan. Commencing in 2007, the Company expects that he will receive an annual equity award in an amount that is consistent with awards granted to other executive officers of the Company. Finally, the Company’s Board of Directors has approved the Company entering into an employment agreement with Mr. Sauerland in a form similar to the agreements previously executed by the Company’s other executive officers, and information regarding the employment agreement will be filed with the SEC when it has been executed.
(d)	On June 15, 2006, the Company announced that its Board of Directors had elected Abby F. Kohnstamm, 52, to fill the current vacancy on the Company’s Board for a term ending on the date of the Annual Meeting of Shareholders in April 2007. Ms. Kohnstamm was not appointed to serve on any of the Board’s Committees at this time. Ms. Kohnstamm is the President and Founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company, Ms. Kohnstamm served as Senior Vice President, Marketing of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing for IBM and was also a member of IBM’s Operating Team, which oversees the company’s global operating performance. Ms. Kohnstamm remains an executive consultant to IBM. Previously, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm holds a B.A. from Tufts University, as well as an M.A. in Education and an M.B.A. from New York University. She currently serves as a Director for Tiffany & Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006
THE PROGRESSIVE CORPORATION
By: /s/ Thomas A. King

Name: Thomas A. King Title: Vice President